Calculation of Filing Fee Tables
S-8
FuboTV Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A common stock, $0.0001 par value per share	Other	7,000,000	$ 8.55	$ 59,850,000.00	0.0001381	$ 8,265.28
Total Offering Amounts:						$ 59,850,000.00		$ 8,265.28
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 8,265.28
Offering Note
[1]	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of Class A common stock, par value $0.0001 per share ("Common Stock"), of FuboTV Inc. (the "Company") that become issuable under the Company's 2020 Equity Incentive Plan, as amended and restated (together with previous versions of such plan, and as may be further amended from time to time, the "2020 Plan"), by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock. Represents shares of Common Stock available for issuance under the 2020 Plan. For purposes of computing the registration fee only. Pursuant to Rule 457(c) of the Securities Act, the proposed maximum offering price per share is based upon the average of the high and low prices of the shares of Common Stock, as reported on The New York Stock Exchange on July 30, 2026, which date is within five business days prior to the filing of this Registration Statement. The Registrant does not have any fee offsets.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources